EXHIBIT G(3)

Appendix "B"
To
Custodian Agreement
Between

The Bank of new York and Each of the Investment
Companies Listed on Appendix "A" thereto

Dated as of December 17, 1998

 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):

A. Additional Custodians

CUSTODIAN         PURPOSE

Bank of New York  FICASH

                  FITERM

B.  Special Subcustodians:

SUBCUSTODIAN         PURPOSE

Bank of New York     FICASH

Chemical Bank, N.A.  Third Party Repurchase
                     Agreements*

Citibank, N.A.       Global Bond Certificates**

* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

FUND                            PORTFOLIO

Fidelity Institutional Cash     U.S. Treasury Portfolio II
Portfolios

Fidelity Hereford Street Trust  Spartan Money Market Fund

Fidelity Select Portfolios      Money Market Portfolio

Fidelity Union Street Trust II  Fidelity Daily Income Trust

                                Spartan World Money Market Fund

Fidelity Phillips Street Trust  Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.  Foreign Subcustodians:

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COUNTRY          FOREIGN SUBCUSTODIAN             DEPOSITORY

Argentina        BankBoston, N.A., Buenos Aires   Caja de Valores, S.A.

                                                  Central de Registracion y

                                                  Liquidacion de Instrumentos de

                                                  Endendamiento Publico (CRYL)

Australia        Australia and New Zealand        Austraclear Limited
                 Banking

                 Group Ltd. (ANZ), Melbourne

                 National Australia Bank Ltd.,    The Reserve Bank Information
                 Melbourne                        and

                 Commonwealth Custodian           Transfer System (RITS)
                 Services Limited

                                                  The Clearing House Electronic

                                                  Sub-register system

Austria          Creditanstalt - Bankverein,      Osterreichische Kontrollbank

                 Vienna                           Aktiengesellschaft (OEKB)

Bahrain          British Bank of the Middle
                 East (BBME)

Bangladesh       Standard Chartered Bank PLC,     None
                 Dhaka

Belgium          Banque Bruxelles Lambert,        Caisse Interprofessionnelle
                                                  de Depot

                 Brussels                         et de Virement de Titres (CIK);

                                                  Banque Nationale de Belgique

Bermuda          Bank of Bermuda Ltd. (BBL)

Botswana         Stanbic Bank Botswana Ltd.,      None
                 Gabarone

Brazil           BankBoston, N.A.,                Sao Paulo Stock Exchange

                 Sao Paulo                        (BOVESPA/CALISPA); Sistema

                                                  Especial de Liquidacao e
                                                  Custodia

                                                  (SELIC);

                                                  Rio de Janeiro Exchange (BVRJ);

                                                  Camara de Liquidacao e Custodia

                                                  S.A (CLC);

                                                  Central de Custodia e
                                                  Liquidacao

                                                  Financeira de Titulos (CETIP)

Bulgaria         ING Bank N.V. (ING)              The Central Depository AD (and)

                                                  Bulgarian National Bank

Canada           Royal Bank of Canada             Canadian Depository for
                                                  Securities,

                                                  Ltd. (CDS)

Chile            BankBoston, N.A., Santiago       Deposito Central de Valores
                                                  (DCV)

China- Shanghai  Standard Chartered Bank,         Shanghai Securities Central
                 Shanghai                         Clearing

                                                  & Registration Corp. (SSCCRC)

China- Shenzhen  Standard Chartered Bank,         Shenzhen Securities Central
                 Shenzhen                         Clearing

                                                  Co. (SSCC)

Colombia         Cititrust Colombia S.A.,         Deposito Central de Valores
                 Sociedad Fiduciaria,             (DCV);

                 Bogota                           Deposito Centralizado de
                                                  Valores

                                                  (DECEVAL)

Cyprus           Bank of Cyprus

Czech Republic   Ceskoslovenska Obchodnibanka,    Securities Center (SCP);

                  S.A., Prague                    Czech National Bank

Denmark          Den Danske Bank, Copenhagen      Vaerdipapircentralen-VP Center

Ecuador          Citibank, N.A., Quito            None

Egypt            Citibank, N.A., Cairo            Misr for Clearing, Settlement &

                                                  Depository (MCSD)

Finland          Merita Bank Ltd., Helsinki       Finnish Central Securities

                                                  Depository Limited (CSD)

France           Banque Paribas, Paris            SICOVAM;

                                                  Banque de France

                 Credit Commercial de France,
                 Paris

Germany          Dresdner Bank AG, Frankfurt      Deutsche Borse Clearing (DBC)

Ghana            Merchant Bank (Ghana) Ltd.,      None
                 Accra

Greece           National Bank of Greece, S.A.    Apothetirio Titlon A.E.

                                                  The Bank of Greece

Hong Kong        The Hongkong & Shanghai Banking  Central Clearing & Settlement

                                                  System (CCASS)

                                                  The Central Money Markets Unit

                                                  (CMU)

Hungary          Citibank Budapest Rt.            Central Depository & Clearing
                                                  House

                                                  (Budapest) Ltd. (KELER Ltd.)

India            Hongkong & Shanghai Banking      National Securities Depository
                 Corp. Ltd.,

                 Mumbai                           Limited (NSDL)

                 Deutsche Bank AG, Mumbai

Indonesia        Hongkong & Shanghai Banking      None
                 Corp. Ltd.,

                 Jakarta

Ireland          Allied Irish Banks, plc.,        Gilt Settlement Office (GSO);
                 Dublin

                                                  CREST

Israel           Bank Leumi Le-Israel, B.M.,      Tel-Aviv Stock Exchange
                 Tel Aviv

                                                  (TASE) Clearinghouse Ltd.

Italy            Banca Commerciale Italiana,      Monte Titoli S.p.A.;
                 Milan

                 Banque Paribas, Milan            Banca d'Italia

Ivory Coast      Societe Generale de Banques

                 en Cote d'Ivoire, Abidjan

Japan            Yasuda Trust & Banking Co. Ltd.  Japan Securities Depository
                                                  Center

                 Fuji Bank, Ltd., Tokyo           (JASDEC);

                 Bank of Tokyo - Mitsubishi,      Bank of Japan
                 Ltd., Tokyo

Jordan           British Bank of the Middle
                 East,

                 Jordan, Amman                    None

Kenya            Stanbic Bank Kenya Ltd.,         The Central Bank of Kenya
                 Nairobi

Lebanon          British Bank of the Middle       Midclear
                 East, Beirut

                                                  The Central Bank of Lebanon

Luxembourg       Banque Internationale a
                 Luxembourg,

                 Luxembourg                       None

Malaysia         Hongkong Bank Malaysia Berhad,   Malaysian Central Depository
                                                  Sdn.

                 Kuala Lumpur                     Bhd. (MCD)



Mauritius        HongKong & Shanghai Banking      The Central Depository &
                 Corp., Ltd.

                 Port Louis                       Settlement Co. Ltd. (CDS)



Mexico           Banco Nacional de Mexico S.A.,

                 Mexico, D.F.                     Institucion para el Deposito de

                                                  Valores- S.D. INDEVAL, S.A. de

                                                  C.V.

Morocco          Banque Commerciale du Maroc,     MAROCLEAR
                 Casablanca

Namibia          Standard Bank Namibia Ltd.,      None
                 Windhoek

Netherlands      MeesPierson N.V.                 Nederlands Centraal Instituut
                                                  voor

                                                  Giraal Effectenverkeer  BV

                                                  (NECIGEF)/KAS Associatie, N.V.

                                                  (KAS)

New Zealand      Australia and New Zealand        New Zealand Securities
                 Banking                          Depository

                 Group Ltd. (ANZ)                 Limited (NZCDS)

Norway           Den norske Bank, Oslo            Verdipapirsentralen (VPS)

Oman             British Bank of the Middle       Muscat Securities Market
                 East (BBME)

                                                  The Central Depository
                                                  Company of

                                                  Pakistan

Pakistan         Standard Chartered Bank,         None
                 Karachi

Peru             Citibank, N.A., Lima             Caja de Valores (CAVAL)

Philippines      Hongkong & Shanghai Banking      The Philippines Central
                 Corp. Ltd.,                      Depository

                 Manila                           Inc. (PCD)

Poland           Bank Handlowy W. Warzawie,
                 S.A.,

                 Warsaw                           National Depository of
                                                  Securities;

                                                  National Bank of Poland

Portugal         Banco Comercial Portugues,       Central de Valores Mobiliaros
                 S.A.,

                 Lisbon                           (Interbolsa)

Romania          ING Bank N.V., Bucharest         National Company for Clearing,

                                                  Settlement & Depository for

                                                  Securities (SNCDD)

                                                  Bucharest Stock Exchange (BSE)

                                                  National Bank of Romania

Russia           Credit Suisse First Boston       Moscow Interbank Currency
                 (Moscow) Ltd.

                                                  Exchange Clearinghouse (MICEX)

                 United Export Bank, Moscow

                                                  National Depository Center

                                                  Rosvneshtorgbank

Singapore        United Overseas Bank, Singapore  Central Depository Pte Ltd.
                                                  (CDP)

                 The Development Bank of          Monetary Authority of Singapore
                 Singapore Ltd.,

                 Singapore

Slovak Republic  Ceskowslovenska Obchodna         Stredisko Cennych Papierov
                 Banka, A.S.,                     (SCP);

                 Bratislava                       National Bank of Slovakia (NBS)

Slovenia         Banka Creditanstalt D.D.,        Central Klirnisko Depotna
                 Ljubljana

                                                  Druzba d.d. (KDD)

South Africa     Standard Bank of South Africa    Central Depository (Pty) Ltd.
                 Ltd.,                            (CD)

                 Johannesburg

South Korea      Standard Chartered Bank, Seoul   Korean Securities Depository
                                                  (KSD)

Spain            Banco Bilbao Vizcaya,            Servicio de
                                                  Compensacion y

                 Madrid                           Liquidacion de Valores
                                                  (SCLV);

                                                  Banco de Espana

Sri Lanka        Standard Chartered Bank,         Central Depository System,
                 Colombo                          (Pvt)

                                                  Limited (CDS)

Swaziland        Stanbic Bank Swaziland Ltd.,     None
                 Mbabane

Sweden           Skandinaviska Enskilda           Vardepappercentralen VPC AB
                 Banken, Stockholm



Switzerland      Bank Leu Ltd., Zurich            Schweizerische Effecten- Giro
                                                  A. G.

                 Union Bank of Switzerland,       (SEGA)
                 Zurich

Taiwan           Hongkong and Shanghai Banking
                 Corp.,

                 Ltd.,                            Taiwan Securities Central
                                                  Depository

                 Taipei                            Co., Ltd., (TSCD)

Thailand         Standard Chartered Bank,         Thailand Securities Depository
                 Bangkok,

                                                  Company (TSD)

                 Bangkok Bank Public Company

                 Limited, Bangkok

Transnational                                     Cedel Bank Societe Anonyme,

                                                  Luxembourg

                                                  Euroclear Clearance System

                                                  Societe Cooperative, Belgium

Turkey           Citibank, N.A., Instanbul        Takas ve Saklama A.S., (TvS);

                 Osmanli Bankasi A.S.             Central Bank of Turkey

                 (Ottoman Bank) Instanbul

United Kingdom   The Bank of New York, London     Central Gilts Office (CGO)

                                                  Central Moneymarkets Office
                                                  (CMO)

                                                  CREST

Uruguay          BankBoston, N.A., Montevideo     None

Venezuela        Citibank, N.A., Caracas          The Caja Venezolana de Valores

                                                  (CVV)

Zambia           Stanbic Bank Zambia Ltd.,        Lusaka Stock Exchange
                 Lusaka

                                                  Bank of Zambia

Zimbabwe         Stanbic Bank Zimbabwe Ltd.,      None
                 Harare

                                                  Each of the Investment
                                                  Companies Listed
                                                  on Appendix "A" to the
                                                  Custodian Agreement,
                                                  on Behalf of each of Their
                                                  Respective Portfolios

                                                  By:     /s/John Costello
                                                  Name:      John Costello
                                                  Title:     Asst. Treasurer

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